Lite Strategy Reports Fiscal 2026 Second Quarter Results

Second Quarter Performance Driven by Successful Deployment of Treasury Operations; Reflecting Commitment to Strategic Focus on Leveraging Litecoin Holdings Complemented by Disciplined Capital Allocation

[SAN DIEGO, CA] February 17, 2026 – Lite Strategy, Inc. (Nasdaq: LITS) (“Lite Strategy” or the “Company”), the first U.S. public company to adopt Litecoin (LTC) as its primary treasury reserve asset, today announced financial results for the fiscal 2026 second quarter ended December 31, 2025.

During the second quarter, the Company successfully launched its strategic initiative to transform its LTC holdings into a productive reserve asset, utilizing covered call options while also implementing a $25 million stock repurchase program.

“The second quarter marked a pivotal shift in our evolution. We moved from simply accumulating LTC to launching our first active capital market operations to create value for stockholders and set Lite Strategy apart from other digital asset vehicles that focus solely on accumulation,” said Jay File, CEO, CFO. “Unlike passive vehicles such as ETFs that offer singular exposure to digital assets, we believe our active strategies will benefit investors by potentially smoothing out market volatility while supporting the core Litecoin ecosystem.”

Mr. File further commented, “Our covered call options trading strategy implemented in the second quarter generated nearly $600,000 in gross premiums. This represents an important first step in our long-term strategy to transform our substantial Litecoin holdings into a productive reserve asset, instead of a static holding on our balance sheet.”

Fiscal 2026 Second Quarter Highlights

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Active Treasury Management: Successfully launched the Company’s covered call option program, generating approximately $600,000 in cash during the quarter. This cash stream demonstrates the Company’s ability to generate yield on its LTC holdings, a key differentiator from passive investment vehicles.
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Share Repurchase Program: Utilized proceeds from active treasury operations to commence the Company’s $25 million stock repurchase program, reflecting management’s commitment to disciplined capital allocation and focus on reducing the discount to NAV.
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Pharmaceutical Operations: Initiation of pre-clinical research and development activities with its drug candidate pipeline in non-oncology disease indications for potential out-licensing or sale-related opportunities.
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As of December 31, 2025, the Company held $8.8 million in cash and cash equivalents.

Over the second half of fiscal 2026, Lite Strategy plans to continue to implement selective strategies in tandem with the experienced treasury management team at GSR, a leading crypto investment firm, to further execute on the share repurchase program and evaluate potential strategic investments or partnerships intended to expand the Company’s operations and generate increasing stockholder value. Management believes this focused approach sets Lite Strategy apart from broader digital asset treasuries and the limited flexibility of ETFs, positioning the Company as a publicly traded vehicle that supports the institutional growth of the Litecoin network while providing stockholders with transparency and accountability.

Litecoin Ecosystem Updates

Following the 14th anniversary of its genesis block in October 2025, Litecoin is the second-oldest cryptocurrency (next to Bitcoin) and is engineered for speed, cost and privacy, with improved storage efficiency and a lifetime uptime record of 100%.

"Litecoin is built on the same ‘hard money’ principles as Bitcoin, developed with scarcity in mind and a defined cap of 84 million coins,” Board Member Charlie Lee said. “The differentiating factor is that Litecoin is designed to be used as it is faster, cheaper, and optimized for global payments. Strategic network upgrades can future-proof Litecoin against concerns such as unwarranted snooping and quantum threats. For example, Litecoin’s deployment of MWEB ensures that personal financial privacy remains a fundamental human right. Litecoin is not just a store of value, it is a better form of money that works for everyone, everywhere.”

To learn more about Lite Strategy, visit the Company’s homepage at https://litestrategy.com.

To learn more about Litecoin and its role in Lite Strategy’s treasury, visit the About Litecoin page at https://litestrategy.com/about-litecoin/.

For current holdings and related Company metrics, visit Lite Strategy’s dashboard at https://litestrategy.com/dashboard/.

About Lite Strategy, Inc. (LITS)

Lite Strategy, Inc. (NASDAQ: LITS) is the first U.S. publicly traded company to adopt Litecoin as its primary reserve asset. Formerly MEI Pharma, Inc., the Company has expanded its business model beyond its portfolio of drug candidates to focus on pioneering institutional-grade digital asset treasury strategies, in partnership with leading innovators across blockchain, finance, and technology.

Forward-Looking Statements

Certain information contained in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding our future actions, prospective products and activities, future performance or results. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, risk relating to being able to utilize our repurchase program to repurchase our shares in the market on attractive terms or at all, maintaining our current listing on Nasdaq, our ability to retain and attract senior management and other key employees, fluctuations in the market price of LTC and any associated impairment charges that we may incur as a result of a decrease in the market price of LTC below the value at which LTC is carried on our balance sheet, changes in the accounting treatment relating to our LTC holdings, our ability to achieve profitable operations, government regulation of cryptocurrencies and online betting, changes in securities laws or regulations, customer acceptance of new products and services including our LTC treasury strategy, the demand for our products and our customers’ economic condition, the impact of competitive products and pricing, our proprietary rights, general economic conditions and other risk factors detailed in our annual report and other filings with the Securities and Exchange Commission. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

Contacts:

Justin J. File
CEO, CFO

858-898-0976
investor@litestrategy.com
Source: Lite Strategy, Inc.